UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 29, 2013

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, MN 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 30, 2013, Multiband Corporation (“Multiband” or the “Company”) terminated its credit facility with Fifth Third Bank. The disclosures regarding the credit facility set forth in Item 2.01 hereof are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 21, 2013, the Company entered into an Agreement and Plan of Merger, dated as of May 21, 2013 (the “Merger Agreement”), with Goodman Networks Incorporated (“Goodman” or “Parent”) and Manatee Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”). On August 30, 2013 (the “Effective Time”), Merger Sub merged with and into Multiband, with Multiband continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time:

•	each issued and outstanding share of common stock, no par value per share (the “Common Stock”), of Multiband was converted into the right to receive $3.25 in cash, without interest (“Common Share Merger Consideration”) upon surrender of the certificate representing such share of Multiband Common Stock in the manner provided in the Merger Agreement;

•	each share of Multiband Class A, Class C and Class F convertible preferred stock outstanding immediately prior to the Effective Time was converted into the right to receive $10.50, $10.00 or $10.00, respectively, per share in cash, plus applicable accrued and unpaid dividends, if any, without interest, upon surrender of the certificate representing such share of Multiband preferred stock in the manner provided in the Merger Agreement;

•	each Director Option outstanding immediately prior to the Effective Time vested in full and was converted into the right to receive a cash payment equal to the excess, if any, of $3.25 over the per share exercise price of the applicable Director Option, without interest, less applicable withholding taxes;

•	each outstanding share of restricted stock held by Multiband employees and directors under any Company stock plan vested in full and was cancelled in exchange for the right to receive $3.25 in cash, without interest, less applicable withholding taxes;

•	each outstanding warrant, pursuant to a warrant termination agreement, was cancelled in exchange, on a per share basis, for an amount equal to the excess, if any, of $3.25 over the per share exercise price of the warrant, without interest, less applicable withholding taxes; and

•	each Employee Option outstanding immediately prior to the Effective Time, was purchased by the Company pursuant to the Company’s tender offer that expired at 5:00 p.m., Central Time, on August 29, 2013, in exchange for the right to receive a cash payment per share equal to the greater of: (i) if a positive number, the excess of $3.25 over the exercise price of the applicable Employee Option for Employee Options, or (ii) $0.50 per Employee Option for Employee Options.

Goodman used the proceeds of an offering of Senior Secured Notes due 2018, together with additional cash funds, to make the payments in connection with the Merger. Such payments included payment in full of all of the Company’s and its subsidiaries obligations under its credit facility with Fifth Third Bank, which credit facility was terminated effective as of August 30, 2013.

The descriptions of the Merger Agreement and the transactions contemplated thereby contained in this Current Report on Form 8-K are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2013, and is incorporated herein by reference.

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the Effective Time, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger, and that, pursuant to the Merger Agreement, each outstanding share of Common Stock, was cancelled and converted into the right to receive the Common Share Merger Consideration. Pursuant to the Company’s written request to NASDAQ, the listing of the Common Stock on The NASDAQ Capital Market will terminate immediately after the close of trading on August 30, 2013. The Company expects NASDAQ to file with the Commission a notification of removal from listing on Form 25 with respect to the Common Stock on August 30, 2013.

In addition, the Company intends to file with the Commission a certification and notice of termination on Form 15 requesting that the Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The Merger was approved and the Merger Agreement was adopted by the Company’s shareholders at a special meeting held on August 29, 2013.

Under the terms of the Merger Agreement, upon the Effective Time, each outstanding share of Common Stock, restricted stock, shares of the Company’s Class A, Class C and Class F convertible preferred stock, Director and Employee Options, and outstanding warrants were cancelled and converted into the right to receive the applicable Merger consideration described in Item 2.01 above, and thereafter ceased to have any rights with respect to such securities (other than their right to receive the Merger consideration, as applicable), nor do they have any interest in the Company’s future earnings or growth. The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference.

As a result of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Goodman.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors of the Company resigned from their directorships of the Company effective as of the closing of the Merger. As of the Effective Time and pursuant to their respective employment agreements and the Merger Agreement, James L. Mandel and Steven M. Bell became the Chief Executive Officer and Chief Financial Officer, respectively, of the surviving corporation, which employment agreements became effective upon the closing of the Merger.

The description of the employment agreements under the heading “Employment Agreements with Named Executive Officers” contained in the Company’s definitive proxy statement filed with the Commission on July 26, 2013, is incorporated by reference herein. Copies of the employment agreements were previously filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on May 22, 2013, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Articles of Incorporation of the Company were amended and restated in their entirety. A copy of the Amended and Restated Articles of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as of the Effective Time, the bylaws of the Company were amended and restated in their entirety to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time. The Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2013, the Company convened a special meeting of its shareholders. The special meeting was called for the following purposes:

(1)	Merger Proposal. To consider and vote on a proposal to approve the merger and adopt the Agreement and Plan of Merger dated as of May 21, 2013 (the “Merger Agreement”), by and among the Company, Goodman Networks Incorporated (“Parent” or “Goodman”) and Manatee Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which each share of the Company’s common stock outstanding immediately prior to the Effective Time will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25, without interest, upon surrender of the certificate representing such share of Multiband common stock, and the Company will become a wholly-owned subsidiary of Goodman;

(2)	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table included in the Company’s definitive proxy statement filed on July 26, 2013; and

(3)	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and adopt the Merger Agreement.

Only shareholders of record as of the close of business on July 25, 2013, were entitled to vote at the special meeting. At the special meeting, 14,073,112 shares of common stock of the Company were represented in person or by proxy and entitled to vote, constituting a quorum for the purposes of the vote.

The final voting results with respect to the Merger Proposal are set forth below:

For	Against	Abstain
13,998,653	71,028	3,431

The final voting results with respect to the Advisory Vote on Golden Parachute Compensation are set forth below:

For	Against	Abstain
10,211,200	2,449,681	1,412,231

Because the Merger Proposal was adopted by greater than a majority of the issued and outstanding common stock, it was unnecessary to tally the votes for the Adjournment Proposal.

Item 8.01 Other Events.

On August 30, 2013, Multiband issued a press release announcing the expiration of the tender offer and the Company’s acceptance of all options validly tendered. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Multiband Corporation
3.2	Bylaws of Multiband Corporation
99.1	Multiband Corporation Press Release dated August 30, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

August 30, 2013	By:	/s/ James L. Mandel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Multiband Corporation
3.2	Bylaws of Multiband Corporation
99.1	Multiband Corporation Press Release dated August 30, 2013